EXHIBIT 2

                   WARRANT TO PURCHASE SHARES

                         OF COMMON STOCK

                               OF

                          XIRCOM, INC.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                                 Void after 5:00 p.m.,
                                 Pacific Time
                                 on February 27, 2002



           WARRANT TO PURCHASE SHARES OF COMMON STOCK
                               OF
                          XIRCOM, INC.



Initial Number of Shares:  1,509,903 shares
Date of Grant:             February 28, 1997
Expiration Date:           February 27, 2002

THIS CERTIFIES THAT, for value received pursuant to that certain Common Stock and Warrant Purchase Agreement dated as of January 13, 1997 (the "Purchase Agreement), Intel Corporation and any person to whom the interest in this Warrant is lawfully transferred pursuant to the terms and conditions set forth herein (the original holder hereof and such transferees are referred to hereinafter as the "Holder") is entitled to purchase, at any time and from time to time after the date hereof, up to the above number (as adjusted pursuant to Section 2 hereof) of fully paid and nonassessable shares of the Common Stock (the "Shares") of Xircom, Inc., a California corporation (the "Company"), at the applicable Per Share Exercise Price as set forth in Section 1.1 hereof, subject to the provisions and upon the terms and conditions set forth herein.

This Warrant is subject to the following terms and conditions:

1.   EXERCISE.

      1.1   Per  Share  Purchase Price.  The "Per Share  Purchase
Price" at which this Warrant may be exercised shall be as set forth in the following table, subject to adjustment as provided in Section 2 hereof:

                Date of Exercise                    Price
                ----------------                    -----
From February 28, 1997 through February 27, 1998  $22.8525

From February 28, 1998 through February 27, 1999  $27.0075

From February 28, 1999 through February 27, 2002  $31.1625

      1.2 Expiration. This Warrant shall expire and be canceled in its entirety on the Expiration Date set forth above and must be exercised, if at all, on or before the Expiration Date
(subject only to the provisions of Section 1.6 below).

     1.3  Exercise.

          (a) The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, for up to the total number of shares then exercisable, by the surrender of this Warrant (with the Common Stock Warrant Notice of Exercise form attached hereto as Annex I duly executed) at the principal office of the Company and by the payment to the Company in cash (by wire transfer), in an amount equal to the then applicable Purchase Price Per Share multiplied by the number of Shares then being purchased.

           (b) In lieu of exercising this Warrant by payment of cash, when permitted by law and applicable regulations, the Holder may pay such exercise price through a "same day sale" commitment from the Holder and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the Holder irrevocably elects to exercise the Warrant and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company.

           (c) In lieu of exercising this Warrant by payment of cash or by payment through a same day sale, the Holder may elect to receive, without the payment by the Holder of any additional consideration, a number of shares (rounded down to the nearest whole share) equal to the value of this Warrant or any portion hereof by the surrender of this Warrant or such portion to the Company (the "Net Exercise"), with the net issue election initialed in the Common Stock Warrant Notice of Exercise annexed hereto duly executed, at the office of the Company. Thereupon the Company will issue to the Holder such number of shares of Common Stock of the Company as is computed using the following formula.

                           X = Y (A-B)
                               -------
                                   A

where X =  the  number of shares of Common Stock to be issued  to the  Holder  upon  the Net Exercise pursuant  to  this
           Section 1.3;

Y = the number of Shares exercised under this Warrant for which the net issue election is made pursuant to this
           Section 1.3 (upon such Net Exercise, the number of shares subject to further exercise under this Warrant shall be reduced by this number);

A = the Market Price (as defined below) of one share of the Company's Common Stock on the date the net issue election is made pursuant to this Section 1.3; and

B =        the  Per  Share  Purchase Price in effect  under  this
           Warrant on the date the net issue election is made pursuant to this Section 1.3.

For purposes of this Section 1.3, "Market Price" means, as to a share of Common Stock, the average of the closing prices of sales on all domestic securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq National Market as of 4:00 P.M., New York time, on such day, or, if on any day the Common Stock is not quoted in the Nasdaq National Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of thirty (30) Trading Days immediately preceding the date the net issue election or other exercise is made pursuant to this
Section 1.3; provided, however, that if the Common Stock is listed on any domestic securities exchange the term "Trading Days" as used in this sentence means days on which such exchange is open for trading. If at any time the Common Stock is not listed  on  any  domestic securities exchange or  quoted  in  the
Nasdaq National Market or the domestic over-the counter market, the "Market Price" shall be the fair value thereof determined jointly by the Company and the Holder; provided, however, that if such parties are unable to reach agreement within fifteen (15) business days following written notice from the Holder to the Company setting forth the Holder's determination of such fair value, such fair value shall be determined by an appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding on the Company and the Holder, and the fees and expenses of such appraiser shall be paid by the Company.

     1.4 Limitations on Exercise. The exercise of this Warrant, and the issuance of the Shares will be subject to and conditioned upon compliance by the Company and the Holder with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company's common stock may be listed or quoted at the time of such issuance or transfer. The Company shall, at its sole cost and expense, use its reasonable best efforts to make all filings, notices and applications required by the Company (excluding filings, notices and applications required by the Holder), and take all other actions necessary to permit the exercise of this Warrant by the Holder and the issuance of the Shares to the Holder, and the Holder shall cooperate with all reasonable requests of the Company in connection therewith. This Warrant may not be exercised as to fewer than 50,000 Shares unless it is exercised as to all Shares as to which the Warrant is then exercisable.

      1.5 Issuance of New Warrant. In the event of any exercise of the purchase right represented by this Warrant, certificates for the Shares so purchased will be delivered to the Holder within four (4) business days after receipt of such payment and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the portion of the Shares, if any, with respect to which this Warrant will not then have been exercised will also be issued to the Holder within a reasonable time.

     1.6  Hart Scott-Rodino Compliance.

           (a) The Company hereby acknowledges that the exercise of this Warrant by Holder may subject the Company and/or the Holder to the filing requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976 (the "HSR Act") and that the Holder may be prevented from closing the exercise of this Warrant until the expiration or early termination of all waiting periods imposed by, and compliance with all other requirements under, the HSR Act ("HSR Requirements"). If on or before the Expiration Date, the Holder (i) has sent the Common Stock Warrant Notice of Exercise to the Company, (ii) has irrevocably elected to exercise this Warrant for the number of Shares specified in such notice subject only to compliance with the HSR Requirements, and (iii) the Holder has not been able to complete the exercise of this Warrant prior to the Expiration Date solely because of the HSR Requirements, then, for so long as the Holder actively continues in its effort to comply with the HSR Requirements, the Holder shall be entitled to complete the process of exercising this Warrant for such number of Shares in accordance with the procedures contained herein notwithstanding the fact that completion of the exercise of this Warrant would take place after the Expiration Date. If an exercise by Holder is subject to HSR Requirements, the amount payable upon such exercise shall be paid to the Company within five (5) business days of the Holder's receiving written notice the expiration or notice of early termination of, or compliance with, all HSR Requirements.

            (b) The Company and the Holder shall use all reasonable efforts to comply with the HSR Requirements; provided, however, that neither the Company nor the Holder shall be under any obligation to comply with any request or requirement imposed by the Federal Trade Commission (the "FTC"), the Department of Justice ("DofJ") or any other governmental authority in connection with their compliance with the HSR Requirements if the Company or the Holder reasonably determines that such compliance is unduly burdensome. Without limiting the generality of the foregoing, neither the Company nor the Holder shall be obligated to comply with any request by, or requirement of, the FTC, the DofJ or any other governmental authority, that such party determines is unduly burdensome: (i) to disclose information the Company or the Holder, as the case may be, desires to keep confidential; (ii) to dispose or any assets or operations; or
(iii) to comply with any restriction on the manner in which they conduct their respective operations. In the event that the
Company shall elect not to comply with any of the HSR Requirements pursuant to the immediately preceding sentence, it shall be obligated to pay to the Holder within sixty (60) business days following written election from the Holder an amount equal to the difference between: (1) the Market Price as of the date of the Common Stock Warrant Notice of Exercise, multiplied by the number of Shares to which such notice relates; and (2) the Per Share Purchase Price, multiplied by the number of such Shares.

2. ADJUSTMENT OF NUMBER OF SHARES AND PER SHARE PURCHASE PRICE. The number of Shares purchasable upon the exercise of this Warrant, and the Per Share Purchase Price, will be subject to adjustment from time to time as provided in this Section 2:

      2.1 Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Per Share Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Per Share Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant shall be proportionately decreased.

     2.2 Stock Dividends. If the Company at any time while this Warrant remains outstanding and unexpired pays a dividend, without receipt of consideration therefor, to the holders of Common Stock payable in shares of Common Stock, Preferred Stock, other capital stock or other securities convertible into or exchangeable for Common Stock, Preferred Stock or other capital stock ("Convertible Securities"), or options to purchase Common Stock, Preferred Stock, other capital stock or Convertible Securities ("Options"), other than any event for which adjustment is made pursuant to Section 2.1 hereof, the Holder shall, upon exercise of this Warrant be entitled to receive, in addition to the number of Shares receivable thereupon, the amount of Common Stock, Preferred Stock, other capital stock, Convertible Securities or Options that such Holder would have received had it been Holder of record of such Shares as of the date on which holders of Common Stock received or became entitled to receive such additional shares of Common Stock, Preferred Stock, other capital stock, Convertible Securities or Options. Any adjustment under this Section 2.2 will become effective on the record date or, if there is no record date, on the date of issuance.

      2.3 Reorganization, Reclassifications, Mergers or Sales. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction (including, without limitation, any Corporate Event (as defined in the Investor Rights Agreement)), in each case that is effected in such a way that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets, or a combination thereof, with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, other than any event for which adjustment is made pursuant to Section 2.1 or 2.2 hereof, the Company shall, subject to Section 1.2(c), make appropriate provision (in form and substance reasonably satisfactory to the Holder) to ensure that the Holder shall thereafter have the right to acquire and receive, upon exercise of this Warrant in accordance with its terms and upon payment of the Per Share Exercise Price then in effect, in lieu of each Share of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to each share of Common Stock immediately theretofore acquirable and receivable upon exercise of the Warrant had the Warrant been exercised immediately prior to such Organic Change. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to acquire.

     2.4 Certain Events. If (i) any event occurs of a type that would have an effect on the rights granted under this Warrant similar to the effect of any event described by the other provisions of this Section 2 and (ii) such event is not expressly provided for by such other provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then an appropriate adjustment in the Per Share Purchase Price and the number of shares of Common Stock obtainable upon exercise of this Warrant so as to protect the rights of the Holder shall be made.

     2.5  Notices.

          (a) Within ten (10) business days of any adjustment of the Per Share Purchase Price, the Company shall give written notice thereof to the Holder, setting forth and certifying in reasonable detail the facts causing such adjustment and the calculation of such adjustment. The Company will give due consideration to, and consult with counsel regarding, any objection the Holder may have to the matters described in such notice, and will make any corrections to such notice deemed necessary to conform with the terms of this Warrant.

           (b) The Company shall give written notice to the Holder at least ten (10) business days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution (cash or otherwise) upon the Common Stock, (B) with respect to any pro rata subscription or other offer to holders of Common Stock and (C) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

           (c) The Company shall also give written notice to the Holder at least ten (10) business days prior to the date on which any Organic Change, dissolution or liquidation shall take place, and, for so long as Intel Corporation or any of its Majority Owned Subsidiaries holds the Warrant or any portion thereof, at least three (3) business days prior to the date it enters into an agreement to do any of the foregoing.

3.   TRANSFERABILITY OF WARRANT.

       3.1    Majority  Owned  Subsidiary.   A  "Majority   Owned
Subsidiary" shall mean a subsidiary of which Intel Corporation beneficially owns, either directly or indirectly, at least 50% of the voting securities.

      3.2 Institutional Investor. An "Institutional Investor" shall mean any person considered to be an "accredited investor" under Rule 501(a)(1) of Regulation D promulgated under the Act; provided, however, that "Institutional Investor" shall not include any person or affiliate of a person that is a significant competitor of the Company as determined by the Board of Directors of the Company in its reasonable discretion.

      3.3 Transferability. This Warrant may be transferred or assigned in whole or in part, at any time, and from time to time, to any Majority-Owned Subsidiary. Subject to the restrictions on transfer set forth in the Investor Rights Agreement, the Warrant may also be transferred or assigned in whole or in any part representing not less than 100,000 Shares (subject to appropriate adjustment for stock splits, stock dividends or other similar events where all holders of the Company's Common Stock participate on a pro rata basis), at any time, and from time to time, to any Institutional Investor. The Holder agrees to provide the Company with five (5) business days prior written notice of any transfer or assignment of any portion of this Warrant to any person or entity that is not a Majority Owned
Subsidiary and prompt written notice of any transfer to a Majority Owned Subsidiary.

4.   MISCELLANEOUS.

      4.1   Legends.   Any  certificate for  Shares  issued  upon
exercise hereof will be imprinted with a legend in substantially the form set forth in the Common Stock Warrant Notice of Exercise form attached hereto as Annex I.

     4.2 Investor Rights Agreement. This Warrant and the Shares are subject to the terms and conditions of that certain Investor
Rights Agreement between the Company and Intel Corporation dated as of February 28, 1997 (the "Investor Rights Agreement").

      4.3 Successors and Assigns. The terms and provisions of this Warrant will inure to the benefit of, and be binding upon, the Company and the Holder and their respective successors and assigns of the Holder and of the Company.

      4.4 Governing Law. This Warrant will be governed by and construed under the internal laws of the State of California, without reference to principles of conflict of laws or choice of laws.

      4.5 Headings. The headings and captions used in this Warrant are used for convenience only and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and annexes will, unless otherwise provided, refer to sections and hereof and annexes attached hereto, all of which annexes are incorporated herein by this reference.

       4.6 Notices. Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing, shall be effective when received, and shall in any event be deemed received and effectively given upon personal delivery to the party to be notified or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or one (1) business day after deposit with a nationally recognized courier service such as Fedex, or one (1) business day after facsimile with copy delivered by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or at such other address as the Investor or the Company may designate by giving at least ten (10) days advance written notice pursuant to this Section 4.6.

                                 Xircom, Inc.

                                 By:  /s/Randall H. Holliday
                                 Name:  Randall H. Holliday
                                 Title:General Counsel and
Accepted                               Secretary

Intel Corporation

By:  /s/Satish Rishi
Name:  Satish Rishi
Title:  Assistant Treasurer

                            ANNEX TO
                             WARRANT

                     ______________, 199___

Xircom, Inc.
2300 Corporate Center Drive
Thousand Oak, California 91320
Attention:  Chief Financial Officer

             Common Stock Warrant Notice of Exercise
             --------------------------------------

Gentlemen:

      On this date the undersigned hereby acquires from Xircom, Inc., a California corporation (the "Company"), an aggregate of ________ shares of the Company's Common Stock (the "Warrant Shares"), by exercise, for such number of shares, of that certain Warrant to Purchase Shares of Common Stock (the "Warrant"), dated as of February 28, 1997 from the Company to the original holder of the Warrant. However, if this exercise of the Warrant is subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act") filing requirements, this Warrant shall be deemed to have been exercised on the date immediately following the date of the expiration or early termination of all HSR Act restrictions.

1. Investment Representations and Warranties. The undersigned represents and warrants that:

      1.1 Purchase for Own Account. The Warrant Shares to be purchased by the undersigned will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned also represents that it has not been formed for the specific purpose of acquiring the Warrant Shares.

       1.2 Disclosure of Information. The undersigned has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Warrant Shares to be purchased by the undersigned.

      1.3 Investment Experience. The undersigned understands that the purchase of the Warrant Shares involves substantial risk. The undersigned: (a) has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Warrant Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Warrant Shares and protecting its own interests in connection with this investment and/or (b) has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables the undersigned to be aware of the character, business acumen and financial circumstances of such persons.

      1.4   Accredited  Investor  Status.   The  Investor  is  an
"accredited   investor"  within  the  meaning  of  Regulation   D
promulgated under the 1933 Act.

      1.5 Restricted Securities. The undersigned understands that the Warrant Shares to be purchased by the undersigned hereunder, are characterized as "restricted securities" under the 1933 Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. The undersigned is familiar with Rule 144 of the SEC, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. The undersigned understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Investor Rights Agreement between the Company and Intel Corporation dated as of February 28, 1997 (the "Investor Rights Agreement").

     1.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, the undersigned further agrees not to make any disposition of all or any portion of the Warrant Shares unless and until:

           (a)   there is then in effect a registration statement
under  the 1933 Act covering such proposed disposition  and  such
disposition   is  made  in  accordance  with  such   registration
statement; or

           (b) the undersigned has notified the Company of the proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed disposition, and the undersigned has furnished the Company, at the expense of the undersigned or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs (a) and (b) of  this
Section 1.6, no such registration statement or opinion of counsel will be required for any transfer of any Warrant Shares in compliance with SEC Rule 144, Rule 144A or Rule 145(d), or if such transfer otherwise is exempt, in the view of the Company's legal counsel, from the registration requirements of the 1933 Act.

      1.7   Investor Rights Agreement.    The undersigned  agrees
and acknowledges that the Warrant Shares are subject to the terms and conditions or the Investor Rights Agreement.

2.    Legends.   The  undersigned understands  that  certificates
evidencing the Warrant Shares will bear each of the legends set forth below:

      2.1   THE  SECURITIES  REPRESENTED  HEREBY  HAVE  NOT  BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT

BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     2.2 THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS SPECIFIED IN A CERTAIN INVESTOR RIGHTS AGREEMENT BETWEEN THE COMPANY AND INTEL CORPORATION DATED AS OF FEBRUARY 28, 1997, A COPY OF WHICH IS AVAILABLE FOR EXAMINATION AT THE ISSUER'S PRINCIPAL OFFICE.

     2.3 Any legends required by any applicable state securities laws.

The undersigned agrees that, to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legend, or elsewhere herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, with respect to any certificate or other instrument representing Warrant Shares.

3.    Net  Exercise  Election.   If applicable,  the  undersigned
elects to purchase the Warrant Shares by Net Exercise (as defined in the Warrant), by initialing in the following space (please initial only if Net Exercise chosen): _________

4. Same Day Sale Election. If applicable, the undersigned elects to purchase the Warrant Shares by "same day sale" pursuant to the provisions of Section 1.3(b) of the Warrant, by initialing on the following space (please initial only if Same Day Sale chosen): _________

By:  ______________________________

Name:  ____________________________

Title:  ___________________________

Address:  _________________________

          _________________________

Date Signed:  _____________________

                 [SIGNATURE PAGE - XIRCOM, INC.
            COMMON STOCK WARRANT NOTICE OF EXERCISE]